CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered	Price	Offering Price	Registration Fee (1)
5.90% Notes due June 15, 2019	$500,000,000	99.750%	$498,750,000	$27,900

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-158240
PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 27, 2009)
$500,000,000
5.90% Senior Notes due 2019

          We are offering $500,000,000 aggregate principal amount of 5.90% Notes due June 15, 2019 (the “Notes”). The Notes will bear interest at a rate of 5.90% per year. We will pay interest on the Notes semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2009. The Notes will mature on June 15, 2019. We may redeem the Notes at any time or from time to time at the redemption price set forth under the heading “Description of Notes — Optional Redemption” in this prospectus supplement.
          The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000, will be our general unsecured senior obligations and will rank equally in right of payment with all of our other unsecured senior indebtedness from time to time outstanding.
          The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.
          Investing in these securities involves risks. See “Risk Factors” beginning on page S-7.

			Proceeds to us
	Price to	Underwriting	(before
	Public (1)	Discount	expenses) (1)
Per Note	99.750%	0.650%	99.100%
Total	$498,750,000	$3,250,000	$495,500,000

(1)	Plus accrued interest from June 1, 2009, if settlement occurs after that date.
          The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
          The Notes will be ready for delivery in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank, S.A./N.V., and Clearstream Banking, société anonyme, on or about June 1, 2009.

Joint Book-Running Managers

Banc of America Securities LLC	Goldman, Sachs & Co.	Wachovia Securities

Co-Managers

The Williams Capital Group, L.P.	Mitsubishi UFJ Securities	SunTrust Robinson Humphrey

May 27, 2009

Prospectus Supplement
Prospectus

ABOUT THE PROSPECTUS SUPPLEMENT
          You should rely only upon the information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
          This prospectus supplement contains the terms of this offering of Notes. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information in the accompanying prospectus.
          It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference in making your investment decision. You should also read and consider the additional information under the caption “Incorporation “Where You Can Find More Information.”
          In this prospectus supplement, except as otherwise indicated, “Norfolk Southern,” “we,” “our,” “us” or the “company” refer to Norfolk Southern Corporation and its consolidated subsidiaries. References herein to a fiscal year shall mean the fiscal year ended December 31.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The SEC allows certain issuers, including our company, to “incorporate by reference” information into a prospectus such as this one, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus supplement. Any statement contained in this prospectus supplement or a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents set forth below that have been previously filed with the SEC, provided, however, that we are not incorporating any information furnished rather than filed on any Current Report on Form 8-K or Form 8-K/A:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC on February 19, 2009 (the “Fiscal 2008 Form 10-K”);

•	Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 24, 2009;

•	Current Reports on Form 8-K filed January 13, 2009, January 20, 2009, January 30, 2009, March 24, 2009 and April 9, 2009;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 as filed with the SEC on April 24, 2009 (the “Fiscal 2009 First Quarter Form 10-Q”); and

•	Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and special reports, prospectus and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov. You may read and copy reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Information about our company is also available to the public from our website at http://www.nscorp.com. The information on our website is not incorporated by reference into this prospectus supplement, and you should not consider it a part of this prospectus.
          This prospectus supplement contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:
Investor Relations
Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510-2191
(757) 629-2861
FORWARD-LOOKING STATEMENTS
          This prospectus supplement contains forward-looking statements that may be identified by the use of words like “believe,” “expect,” “anticipate” and “project.” Forward-looking statements reflect management’s good-faith evaluation of information currently available. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including: domestic and international economic conditions; interest rates; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; the operations of carriers with which the company interchanges traffic; acts of terrorism or war; fluctuation in prices or availability of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; legislative and regulatory developments; results of litigation; changes in securities and capital markets; disruptions to the company’s technology infrastructure, including computer systems; and natural events such as severe weather, hurricanes and floods. For a discussion of significant risk factors applicable to the company, see “Risk Factors” on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as other risks identified in our public filings. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The company undertakes no obligation to update or revise forward-looking statements.

SUMMARY
          This summary highlights the information contained elsewhere, or incorporated by reference, in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, the accompanying prospectus and the documents to which we refer you. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in this prospectus supplement and the accompanying prospectus and incorporated by reference herein.
Our Company
          Norfolk Southern Corporation is a Norfolk, Virginia based company that controls a major freight railroad, Norfolk Southern Railway Company. Norfolk Southern Railway Company is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with other rail carriers, to and from the rest of the United States. Norfolk Southern also transports overseas freight through several Atlantic and Gulf Coast ports. Norfolk Southern provides comprehensive logistics services and offers the most extensive intermodal network in the eastern half of the United States. The common stock of Norfolk Southern is listed on the New York Stock Exchange (NYSE) under the symbol “NSC.”
          Norfolk Southern was incorporated on July 23, 1980, under the laws of the Commonwealth of Virginia.
          On June l, 1982, Norfolk Southern acquired control of two major operating railroads, Norfolk and Western Railway Company (“NW”) and Southern Railway Company (“Southern”) in accordance with an Agreement of Merger and Reorganization dated as of July 31, 1980, and with the approval of the transaction by the Interstate Commerce Commission (now the Surface Transportation Board). Effective December 31, 1990, Norfolk Southern transferred all the common stock of NW to Southern, and Southern’s name was changed to Norfolk Southern Railway Company (“Norfolk Southern Railway” or “NSR”). Effective September 1, 1998, NW was merged with and into Norfolk Southern Railway. As of March 31, 2009, all the common stock of Norfolk Southern Railway was owned directly by Norfolk Southern.
          Through a limited liability company, Norfolk Southern and CSX Corporation (“CSX”) jointly own Conrail Inc., whose primary subsidiary is Consolidated Rail Corporation (“CRC”). Norfolk Southern has a 58% economic and 50% voting interest in the jointly owned entity, and CSX has the remainder of the economic and voting interests. CRC owns and operates certain properties (the Shared Assets Areas) for the joint and exclusive benefit of NSR and CSX Transportation Inc. (see Note 4 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated herein by reference).
          Our executive offices are located at Three Commercial Place, Norfolk, Virginia 23510-2191, and our telephone number is (757) 629-2600. Unless the context indicates otherwise, references to “Norfolk Southern,” “we,” “our, “ “us” or the “company” are references to Norfolk Southern Corporation and its consolidated subsidiaries.

The Offering
          The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the Notes, see “Description of the Notes” herein and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Norfolk Southern Corporation.

Notes Offered	$500 million aggregate principal amount of 5.90% senior notes due 2019 (the “Notes”).

Maturity	June 15, 2019.

Interest	Interest will accrue on the Notes at the rate of 5.90% per year, and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2009. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking	The Notes will be unsecured obligations of Norfolk Southern and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of Norfolk Southern from time to time outstanding.

Optional Redemption	We may redeem some or all of the Notes, in whole or in part, at any time or from time to time, at the redemption price set forth in this prospectus supplement. See “Description of the Notes— Optional Redemption.”

Change of Control Repurchase Event	Upon the occurrence of a Change of Control Repurchase Event (as defined herein), each holder of Notes may require us to repurchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued interest to the repurchase date. See “Description of the Notes—Change of Control Repurchase Event.”

Certain Covenants	The Indenture governing the Notes will contain covenants that, among other things, will limit our ability to consolidate, merge or transfer all or substantially all of our assets.

Use of Proceeds	The net proceeds from this offering after deducting the underwriters’ discount and our estimated expenses will be approximately $495.3 million. We intend to use the net proceeds of this offering for general corporate purposes.

Governing Law	State of New York.

Risk Factors	See “Risk Factors” and the other information included in or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in the Notes.

Trustee	U.S. Bank Trust National Association

RISK FACTORS
          You should consider carefully the following risks and all of the information set forth or incorporated by reference in this prospectus supplement, including the risks and uncertainties described under the heading “Risk Factors” included in the Fiscal 2008 Form 10-K, and elsewhere in our public filings before investing in the Notes offered by this prospectus supplement.
Risks Relating to the Notes
There is no current public market for the Notes and a market may not develop.
          The Notes are a new issue of securities for which there is currently no public trading market. We cannot guarantee:
•	the liquidity of any market that may develop for the Notes;

•	your ability to sell the Notes; or

•	the price at which you might be able to sell the Notes.
          Liquidity of any market for the Notes and future trading prices of the Notes will depend on many factors, including:
•	prevailing interest rates;

•	our operating results; and

•	the market for similar securities.
          The underwriters have advised us that they currently intend to make a market in the Notes, but they are not obligated to do so and may cease any market-making at any time without notice. We do not intend to apply for listing of any of the Notes on any securities exchange or for inclusion of any of the Notes in any automated quotation system. As a result, it may be difficult for you to find a buyer for the Notes at the time you want to sell them and, even if you find a buyer, you might not receive the price you want.
USE OF PROCEEDS
          Our net proceeds from this offering will be approximately $495.3 million, after deducting the underwriters’ discount and our estimated offering expenses. We expect to use all the net proceeds of this offering for general corporate purposes.

DESCRIPTION OF THE NOTES
          In this offering, we will issue $500 million aggregate principal amount of senior notes due June 15, 2019. The Notes will be issued under an indenture (the “Indenture”) to be entered into between Norfolk Southern and U.S. Bank Trust National Association, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.
          The following description of the particular terms of the notes supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.
General
          The Notes will initially be limited to $500 million aggregate principal amount unless we “reopen” the issue of the Notes by issuing additional notes of the series. The Notes will mature on June 15, 2019. The Notes will bear interest at the applicable annual rates stated on the cover page of this prospectus supplement. Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2009. Interest on the Notes will accrue from June 1, 2009 and will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes will be paid to holders of record on the June 1 or December 1 immediately before the interest payment date. If any interest payment date, redemption date or a maturity date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such interest payment date or such maturity date, as the case may be. “Business Day” means any day, other than a Saturday, a Sunday or a legal holiday in the City of New York, on which banking institutions are authorized or required by law, regulation or executive order to close.
          Interest and principal will be payable in U.S. dollars at the Trustee’s New York corporate trust office, which is located at 100 Wall Street, Suite 1600, New York, New York 10005. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. There will be no sinking fund payments for the Notes.
Ranking
          The Notes will be unsecured obligations of Norfolk Southern and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of Norfolk Southern from time to time outstanding.
Optional Redemption
          The Notes will be redeemable as a whole or in part, at the option of the company at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points, plus in each case accrued interest thereon to, but not including, the date of redemption.
          “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.
          “Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the company.
          “Reference Treasury Dealer” means each of Banc of America Securities, LLC, Goldman, Sachs & Co. and a Primary Treasury Dealer (as defined below) selected by Wachovia Capital Markets, LLC and one other primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”) selected by Norfolk Southern; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, Norfolk Southern shall substitute therefor another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
          Unless the company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Change of Control Repurchase Event
          If a Change of Control Repurchase Event occurs with respect to the Notes, unless the company has exercised its right to redeem the Notes as described above, the company will make an offer to each holder of the Notes to repurchase all or any part (in integral multiples of $1,000) of that holder’s Notes at a repurchase price (the “repurchase price”) in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the repurchase date. Within 30 days following a Change of Control Repurchase Event or, at the company’s option, prior to a Change of Control, but after the public announcement of such Change of Control, the company will mail, or cause to be mailed, a notice to each holder of the Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice (such offer the “repurchase offer” and such date the “repurchase date”), which repurchase date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the repurchase offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date. The company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

          On the repurchase date following a Change of Control Repurchase Event, the company will, to the extent lawful:
          (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the repurchase offer;
          (2) deposit with the Trustee or with such paying agent as the Trustee may designate an amount equal to the aggregate repurchase price for all Notes or portions of Notes properly tendered; and
          (3) deliver, or cause to be delivered, to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being repurchased by the company pursuant to the repurchase offer and that all conditions precedent to the repurchase by the company of Notes pursuant to the repurchase offer have been complied with.
          The Trustee will promptly mail, or cause the paying agent to promptly mail, to each holder of Notes, or portions of Notes, properly tendered the repurchase price for such Notes, or portions of Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered, as applicable; provided that each new note will be in a principal amount of an integral multiple of $1,000.
          The company will not be required to make a repurchase offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the company and such third party purchases all Notes or portions of Notes properly tendered and not withdrawn under its offer.
          For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
          “Below investment grade ratings event” means, with respect to the Notes, on any day within the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating agency) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the company to effect a Change of Control, the Notes are rated below investment grade by each and every rating agency. Notwithstanding the foregoing, a below investment grade ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a below investment grade ratings event for purposes of the definition of Change of Control Repurchase Event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the below investment grade ratings event).
          “Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the company’s voting stock or other voting stock into which the company’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.
          “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a below investment grade ratings event with respect to the Notes.

          “Investment grade” means, with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional rating agency or rating agencies selected by the company, the equivalent investment grade credit rating.
          “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
          “Rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
          “Voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
          The Change of Control Repurchase Event provisions of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the company and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the Notes.
          If we experience a Change of Control Repurchase Event, the company may not have sufficient financial resources available to satisfy our obligations to repurchase all Notes or portions of Notes properly tendered. Furthermore, debt agreements to which we are a party at such time may contain restrictions and provisions limiting our ability to repurchase the Notes. Our failure to repurchase the Notes as required under the indenture governing the Notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the Notes.
Covenants
          The Indenture will contain the covenants summarized below, which will be applicable (unless waived or amended) so long as any of the Notes offered hereby are outstanding.
          Limitation on Liens on Stock or Indebtedness of Principal Subsidiary. The company will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, now owned or hereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the Notes) of the company, any Subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding Notes are secured on an equal and ratable basis with the obligations so secured. This restriction does not apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary. This provision does not restrict any other property of the company or its Subsidiaries. “Obligation” is defined as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness. “Purchase Money Lien” is defined as any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of any Principal Subsidiary acquired after the date any notes are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the company or any Subsidiary of acquiring the indebtedness of such Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition. “Principal Subsidiary” is defined as NSR. “Subsidiary” is defined as an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by the company or one or more Subsidiaries. The Indenture does not prohibit the sale by the company or any Subsidiary of any stock or indebtedness of any Subsidiary.
          Limitations on Funded Debt. The Indenture provides that the company will not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.
          The limitation on Funded Debt will not apply to, and there will be excluded from Funded Debt in any computation under such restriction, Funded Debt secured by:
1.	Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary;

2.	Liens on real or physical property existing at the time of acquisition thereof incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the company or any Restricted Subsidiary;

3.	Liens on real or physical property thereafter acquired (or constructed) by the company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

4.	Liens in favor of the company or any Restricted Subsidiary;

5.	Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or the provisions of any statute;

6.	Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended;

7.	Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;

8.	Liens incurred (no matter when created) in connection with the company or a Restricted Subsidiary engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the company or such Restricted Subsidiary;

9.	Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, repletion and appeal bonds to which the company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the company or any Restricted Subsidiary with respect to which the company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easement or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the company and its Restricted Subsidiaries;
10.	Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair;

11.	Liens incurred (no matter when created) in connection with a Securitization Transaction;

12.	Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the company or a Restricted Subsidiary through repossession, foreclosure or like proceeding and existing at the time of the repossession, foreclosure, or like proceeding;

13.	Liens on deposits of the company or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the company or a Restricted Subsidiary of financial accommodations to any person in the ordinary course of business; or

14.	any extension, renewal, refunding or replacement of the foregoing. The definitions set forth below apply only to the foregoing limitations on Funded Debt.
          “Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recent consolidated balance sheet of the company and Restricted Subsidiaries as at the end of the fiscal quarter of the company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, less (1) all current liabilities (due within one year) as shown on such balance sheet, (2) applicable reserves, (3) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the company and its Subsidiaries, and (4) Intangible Assets and liabilities relating thereto.
          “Funded Debt” means (1) any indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (2) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (3) all preferred stock of such Restricted Subsidiary and (4) all Capital Lease Obligations (as defined in the Indenture) of a Restricted Subsidiary.
          “Indebtedness” means, at any date, without duplication, (1) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments and (2) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as part of a Securitization Transaction.

          “Intangible Assets” means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the company and the Restricted Subsidiaries as at the end of the fiscal quarter of the company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, of: (1) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (2) organizational and development costs; (3) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (4) unamortized debt discount and expense, less unamortized premium.
          “Liens” means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the company or any Restricted Subsidiary which secure Funded Debt.
          “Receivables” mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the company or any Subsidiary of the company of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.
          “Restricted Subsidiary” means each Subsidiary of the company other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.
          “Securitization Subsidiary” means a Subsidiary of the company (1) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (2) as to which no portion of the Indebtedness (as defined in the Indenture) or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.
          “Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the company or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.
Satisfaction and Discharge of Indenture
          Norfolk Southern may terminate its obligations with respect to a series of debt securities under the Indenture if:
•	all the outstanding debt securities have been delivered to the Indenture Trustee for cancellation;

•	Norfolk Southern has paid all sums it is required to pay under the respective Indenture; or

•	Norfolk Southern deposits with the Indenture Trustee sufficient funds, or the equivalent thereof, to cover payments due under the Indenture.

          As a condition to defeasance, Norfolk Southern must deliver to the Indenture Trustee an opinion of counsel to the effect that (i) the holders will not recognize gain or loss on such debt securities for federal income tax purposes solely as a result of Norfolk Southern’s defeasance, and (ii) the holders will be subject to federal income tax in the same amounts and at the same times as would have been the case if Norfolk Southern’s defeasance had not occurred. In the event of defeasance, holders of debt securities must look to the funds Norfolk Southern has deposited with the Indenture Trustee to cover payments due under the Indenture.
Book-Entry System
          The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
          The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.
          Investors may elect to hold interests in the global notes through either DTC in the U.S. or Clearstream or Euroclear, in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
          DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it and facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating, the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority. Access to DTC’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
          Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
          Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
          Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S. A. /N. V., or Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Term and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.
          Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.
          We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such notes. If we determine at any time that the notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.
          As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:
•	will not be entitled to have the notes represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the indenture.

          All payments on the notes represented by global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of such securities.
          Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the Trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.
          Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.
          The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.
Global Clearance and Settlement Procedures
          Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.
          Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).
          Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Further Issues
          We may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue further notes ranking pari passu with the Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) and so that such further Notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.
Concerning the Trustee
          U.S. Bank Trust National Association will be the Indenture Trustee and will act as the security registrar and paying agent for the Notes.
          The holders of a majority, in aggregate principal amount, of the Notes will have the right to direct the time, method and place to conduct any proceeding to exercise any remedy available to the Indenture Trustee, subject to certain exceptions. The Indenture will provide that if an event of default occurs (and is not cured) with respect to the Notes, the Indenture Trustee will be required, in the exercise of its power, to use the same degree of care a prudent person would use in the conduct of that person’s own affairs. Subject to this standard, the Indenture Trustee will not be obligated to exercise any of its powers under the Indenture at the request of a Notes holder, unless the holder offers to indemnify the Indenture Trustee against any loss, liability or expense, and then only to the extent required by the terms of the Indenture.
Governing Law
          The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.
Additional Information
          Anyone who receives this prospectus supplement may obtain a copy of the Indenture (including the form of Note) without charge by writing to Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia 23510-2191, Attention: Investor Relations.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
          The following is a general discussion of certain United States federal income tax consequences to a Non-U.S. Holder (as defined below) of the acquisition, ownership and disposition of the Notes. This discussion does not address specific tax consequences that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for United States federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, common trust funds, certain expatriates, controlled foreign corporations, dealers in securities or currencies, and persons in special situations, such as those who hold the Notes as part of a straddle, hedge, synthetic security, conversion transaction or other integrated investment comprised of the Notes and one or more other investments). Unless otherwise stated, this discussion is limited to Non-U.S. Holders that purchase the Notes in the initial offering at their issue price and that hold such Notes as capital assets for United States federal income tax purposes. In addition, this discussion does not describe any tax consequences arising under United States federal gift and estate tax or other U.S. federal tax laws or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect.
          Prospective purchasers of the Notes are urged to consult their tax advisors concerning the United States federal income tax consequences to them of acquiring, owning and disposing of the Notes, as well as the application of state, local and foreign income and other tax laws.
          For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of the Notes other than a partnership (or entity treated as a partnership for United States federal income tax purposes) that is not a U.S. person. A “U.S. person” means (i) a citizen or individual resident of the United States; (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to United States federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions.
          Payments of Interest. Payments of interest on the Notes made by us or our agent to a Non-U.S. Holder generally will not be subject to United States federal withholding tax, provided that:
          (1) the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;
          (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to us, directly or indirectly, through stock ownership; and
          (3) either (A) the beneficial owner of the Notes certifies to us or our agent on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a U.S. person, provides its name and address and renews the certificate periodically as required by the Treasury Regulations, or (B) the Notes are held through certain foreign intermediaries and the beneficial owner of the Notes satisfies certain certification requirements of the applicable Treasury Regulations and, in either case, neither we nor our agent has actual knowledge or reason to know that such beneficial owner is a U.S. person. Special certification rules apply to certain Non-U.S. Holders that are entities rather than individuals.
          If a Non-U.S. Holder cannot satisfy the requirements of the exemption described above, payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the Notes provides us or our agent, as the case may be, with a properly executed:

          (1) IRS Form W-8BEN (or successor form) claiming an exemption from withholding or reduced rate of tax under an applicable tax treaty (a “Treaty Exemption”), or
          (2) IRS Form W-8ECI (or successor form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business of the beneficial owner;
and each such Form shall be renewed periodically as required by the Treasury Regulations.
          If interest on the Notes is effectively connected with the conduct of a U.S. trade or business of the beneficial owner (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder, although exempt from the withholding tax described above, will generally be subject to United States federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if it were a U.S. holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on Notes will be included in such foreign corporation’s earnings and profits.
          Disposition of the Notes. No withholding of United States federal income tax generally will be required with respect to any gain realized by a Non-U.S. Holder upon the sale, exchange or other taxable disposition of the Notes.
          A Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other taxable disposition of the Notes unless (i) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (ii) such gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States.
Information Reporting and Backup Withholding
          In general, backup withholding and information reporting will not apply to a payment of interest on a debt security to a Non-U.S. Holder, or to proceeds from the disposition of a debt security by a Non-U.S. Holder, in each case, if the holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor our agent has actual knowledge or reason to know to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder ‘s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a debt security is not held through a qualified intermediary, the amount of payments made on such debt security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

UNDERWRITING
          Under the terms and subject to the conditions contained in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Banc of America Securities LLC, Goldman, Sachs & Co. and Wachovia Capital Markets, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of the Notes set forth opposite their names below:

Principal Amount
Underwriters	of Notes
Banc of America Securities LLC	$142,000,000
Goldman, Sachs & Co.	141,500,000
Wachovia Capital Markets, LLC	141,500,000
The Williams Capital Group, L.P.	25,000,000
Mitsubishi UFJ Securities (USA), Inc.	25,000,000
SunTrust Robinson Humphrey, Inc.	25,000,000

Total	$500,000,000

          The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered hereby is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Notes if any Notes are taken. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
          The underwriters have advised us that they propose initially to offer the Notes to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of .400% of the principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of .250% of the principal amount of the Notes to other dealers. After the Notes are released to the public, the offering price and other selling terms may from time to time be varied by the underwriters.
          In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby.
          The expenses of the offering, not including the underwriting discount, are estimated to be $200,000 and are payable by us.
          We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
          The Notes are a new issue of securities and there is currently no established trading market for the Notes. We do not intend to list the Notes on any national securities exchange or include them in any automated quotation system. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
          In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes or any other notes the prices of which may be used to determine payments on the Notes. Specifically, the underwriters may sell more Notes than they are obligated to purchase in connection with the offering, creating a short position for their own accounts.

A short sale is covered by purchasing the Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, the Notes or any other notes in the open market to stabilize the price of the Notes or of any other notes. Finally, in any offering of the Notes through a syndicate of underwriters or dealer group, the underwriter acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes in the offering, if the underwriter repurchases previously distributed Notes to cover syndicate short positions or to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The underwriters are not required to engage in these activities, and may end any of these activities at any time without notice.
          The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
          In general, purchases of a Note for the purpose of stabilizing or reducing a syndicate short position could cause the price of the Note to be higher than it might otherwise be in the absence of such purchases without notice.
          Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.
          Certain of the underwriters and/or their affiliates have performed certain investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they will receive customary fees and expenses.
Selling Restrictions
          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may make with effect from and including the Relevant Implementation Date an offer of Notes to the public in that Relevant Member State at any time:
          (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000 and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts;
          (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

          (d) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.
          For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
          Each underwriter has represented and agreed that:
          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA would not, if we were not an authorised person, apply to us; and
          (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
          The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
          The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
          This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
          Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor;

or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
LEGAL MATTERS
          The validity of the Notes will be passed upon for us by William A. Galanko, Esq., Vice President — Law, of the company, Norfolk, Virginia (or by such other senior corporate counsel as may be designated by us). Mr. Galanko, in his capacity as Vice President — Law for us, is a participant in various employee benefit and incentive plans, including stock option plans, offered to employees of the company. Certain legal matters relating to the offering of the Notes will be passed upon for the underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP may rely as to certain matters of Virginia law on the opinion of William A. Galanko, Esq., Vice President — Law for us (or such other senior corporate counsel as may be designated by us). Skadden, Arps, Slate, Meagher & Flom LLP has from time to time provided and may continue to provide legal advice and services to us.

Prospectus
Norfolk Southern Corporation
Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Stock Purchase Contracts
and
Stock Purchase Units
          We may offer, issue and sell, together or separately:
•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•	depositary shares representing an interest in our preferred stock;

•	stock purchase contracts to purchase shares of our common stock; and

•	stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.
          We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
          This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
          Investing in our securities involves a number of risks. See “Risk Factors” on page 4 before you make your investment decision.
          We or any selling security holders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
          Our common stock is listed on the New York Stock Exchange under the trading symbol “NSC.”
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 27, 2009

ABOUT THIS PROSPECTUS
          This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we may sell common stock; preferred stock; debt securities; warrants to purchase debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights; depositary shares; stock purchase contracts and stock purchase units. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
          You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
          The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
          When used in this prospectus, the terms “Norfolk Southern,” “we,” “our” and “us” refer to Norfolk Southern Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and special reports, prospectus and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov. You may read and copy reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Information about our company is also available to the public from our website at http://www.nscorp.com. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider it a part of this prospectus or any prospectus supplement.
          This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:
Investor Relations
Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510-2191
(757) 629-2861
          The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except that any statement contained in this prospectus, an accompanying prospectus supplement or a document incorporated by reference into this prospectus or an accompanying prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and an accompanying prospectus supplement to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Norfolk Southern Corporation and its finances.
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on February 18, 2009 (the “Fiscal 2008 Form 10-K”);

•	Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 24, 2009;

•	Current Reports on Form 8-K filed January 13, 2009, January 20, 2009, January 27, 2009, January 30, 2009 and March 24, 2009; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 26, 2000, and any amendment or report filed for the purpose of updating such description.
          All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

FORWARD-LOOKING STATEMENTS
          This prospectus contains forward-looking statements that may be identified by the use of words like “believe,” “expect,” “anticipate” and “project.” Forward-looking statements reflect management’s good-faith evaluation of information currently available. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including: domestic and international economic conditions; interest rates; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; the operations of carriers with which Norfolk Southern interchanges traffic; acts of terrorism or war; fluctuation in prices of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; legislative and regulatory developments; results of litigation; changes in securities and capital markets; disruptions to Norfolk Southern’s technology infrastructure, including computer systems; and natural events such as severe weather, hurricanes, and floods. For a discussion of significant risk factors applicable to us, see Part I, Item 1A, “Risk Factors,” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Fiscal 2008 Form 10-K, which is incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.” Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements.

NORFOLK SOUTHERN CORPORATION
          Norfolk Southern Corporation was incorporated on July 23, 1980, under the laws of the Commonwealth of Virginia. We control a major freight railroad, Norfolk Southern Railway Company, which is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with other rail carriers, to and from the rest of the United States.
          Our executive offices are located at Three Commercial Place, Norfolk, Virginia 23510-2191, and our telephone number is (757) 629-2600. Our website is located at www.nscorp.com. Information contained on our website is not a part of this prospectus or any accompanying prospectus supplement.
RISK FACTORS
          Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
          Except as otherwise set forth in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the redemption and refinancing of outstanding indebtedness, increasing our working capital and other business opportunities.
RATIO OF EARNINGS TO FIXED CHARGES
          The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended December 31,
	2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges (a)	6.34x	5.07x	4.88x	3.90x	3.12x

(a)	For purposes of computing the ratios of earnings to fixed charges, earnings represents income from continuing operations before income taxes, plus (a) the sum of (i) total interest expenses and (ii) amortization of capitalized interest, less (b) income of partially owned entities. Fixed charges are calculated as the sum of (i) interest expense on debt, (ii) interest expense on unrecognized tax benefit, (iii) other interest expense, (iv) calculated interest portion of rent expense, (v) for 2004, Norfolk Southern’s share of Conrail interest prior to the Conrail Corporate Reorganization and (vi) capitalized interest.

DESCRIPTION OF SECURITIES
          This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.
DESCRIPTION OF DEBT SECURITIES
          As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a “Senior Indenture” and subordinated debt securities may be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The Indentures have been filed with the SEC as exhibits to the registration statement on Form S-3 of which this prospectus forms a part. We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.
          The following briefly summarizes the material provisions of the Indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the Indentures may be obtained from Norfolk Southern Corporation or the applicable trustee.
          As used in this “Description of Debt Securities,” the terms “Norfolk Southern Corporation,” “we,” “our” and “us” refer to Norfolk Southern Corporation, a Virginia corporation, and do not, unless otherwise specified, include our subsidiaries.
General
          The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.
          Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be effectively subordinated to the claims of such subsidiary’s creditors, including trade creditors.
          The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.
          Each prospectus supplement will summarize the material terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:
•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;
•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities.
          Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.
          Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Subordination
          The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

          The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.
Limitation on Liens
          We will not, and will not permit any of our Subsidiaries to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, now owned or hereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the debt securities) of the company, any Subsidiary or any other person, without in any such case making effective provision whereby all of the outstanding debt securities are secured on an equal and ratable basis with the obligations so secured.
          Such limitation will not apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary. Such limitation will not restrict any of our other property or other property of our Subsidiaries or restrict the sale by us or any Subsidiary of any stock or indebtedness of any Subsidiary.
Limitation on Funded Debt
          The indenture provides that we will not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.
          The limitation on Funded Debt will not apply to, and there will be excluded from Funded Debt in any computation under such restriction, Funded Debt secured by:
•	Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary;

•	Liens on real or physical property existing at the time of acquisition thereof incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by us or any Restricted Subsidiary;

•	Liens on real or physical property thereafter acquired (or constructed) by us or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

•	Liens in favor of the company or any Restricted Subsidiary;

•	Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or the provisions of any statute;

•	Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended;

•	Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;

•	Liens incurred (no matter when created) in connection with Norfolk Southern or a Restricted Subsidiary engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of Norfolk Southern or such Restricted Subsidiary;

•	Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of Norfolk Southern or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, repletion and appeal bonds to which we or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against us or any Restricted Subsidiary with respect to which we or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easement or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in our opinion, in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of Norfolk Southern and its Restricted Subsidiaries;

•	Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair;

•	Liens incurred (no matter when created) in connection with a Securitization Transaction;

•	Liens on property (or any Receivable arising in connection with the lease thereof) acquired by us or a Restricted Subsidiary through repossession, foreclosure or like proceeding and existing at the time of the repossession, foreclosure, or like proceeding;

•	Liens on deposits of Norfolk Southern or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by us or a Restricted Subsidiary of financial accommodations to any person in the ordinary course of business; or

•	any extension, renewal, refunding or replacement of the foregoing.
Definition of Certain Terms
          “Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recent consolidated balance sheet of Norfolk Southern and Restricted Subsidiaries as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, less (1) all current liabilities (due within one year) as shown on such balance sheet, (2) applicable reserves, (3) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of Norfolk Southern and its Subsidiaries, and (4) Intangible Assets and liabilities relating thereto.

          “Funded Debt” means (1) any indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (2) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (3) all preferred stock of such Restricted Subsidiary and (4) all Capital Lease Obligations (as defined in the indenture) of a Restricted Subsidiary.
          “Indebtedness” means, at any date, without duplication, (1) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments and (2) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as part of a Securitization Transaction.
          “Intangible Assets” means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of Norfolk Southern and the Restricted Subsidiaries as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, of: (1) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (2) organizational and development costs; (3) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (4) unamortized debt discount and expense, less unamortized premium.
          “Liens” means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the company or any Restricted Subsidiary which secure Funded Debt.
          “Obligation” means any indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.
          “Principal Subsidiary” is defined as Norfolk Southern Railway Company.
          “Purchase Money Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of any Principal Subsidiary acquired after the date any debt securities are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to us or any Subsidiary of acquiring the indebtedness of such Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition.
          “Receivables” mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by us or any Subsidiary of ours of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.
          “Restricted Subsidiary” means each Subsidiary of Norfolk Southern other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.
          “Securitization Subsidiary” means a Subsidiary of Norfolk Southern (1) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (2) as to which no portion of the Indebtedness (as defined in the indenture) or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

          “Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by us or any of our Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which we or any of our Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of Norfolk Southern or any of our Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.
          “Subsidiary” means an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or one or more Subsidiaries.
Consolidation, Merger and Sale of Assets
          We cannot merge with, or sell, transfer or lease substantially all of our assets to, another corporation, without the consent of the holders of a majority, in aggregate principal amount, of the outstanding debt securities under the indenture, unless:
•	the successor corporation is organized and existing under the laws of the United States and assumes our obligations under the respective indenture;

•	after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time, would become an event of default) will have occurred and be continuing; and

•	the successor corporation executes a supplemental indenture that assumes the obligations of the related indenture, satisfies the trustee, and provides the necessary opinions and certificates.
          Since we are a holding company, if one of our Subsidiaries distributes its assets as a result of a liquidation or recapitalization of that subsidiary, our rights, the rights of our creditors and of the holders of debt securities to participate in such subsidiary’s distribution of assets will be subject to the prior claims of such subsidiary’s creditors, except to the extent that we may be a creditor with prior claims enforceable against such subsidiary.
Events of Default
          The following events are defined in the Indentures as “Events of Default”:
•	failure to pay any principal or premium, if any, when due;

•	failure to pay any interest when due, and this failure continues for 30 days and the time for payment has not been extended or deferred;

•	failure to perform any covenant in the indenture, and the failure continues for 90 days;

•	acceleration of any of our indebtedness (or any “significant subsidiary” of Norfolk Southern, as defined in the federal securities laws) in an aggregate principal amount that exceeds $100,000,000;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to a particular series of debt securities.

Discharge, Defeasance and Covenant Defeasance
          We may discharge certain obligations to holders of any debt securities issued under the Indenture of a particular series when all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust (i) money (either in Dollars or such other currency in which the securities may be payable) in an amount or, (ii) U.S. Government Obligations or, in the case of securities denominated in a currency other than Dollars, Foreign Government Securities which through the payment of principal and interest thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under the securities, money in an amount or (iii) a combination of (i) and (ii) sufficient in the opinion of our independent certified public accountants expressed in a written certification thereof delivered to the trustee, without consideration of any reinvestment of such interest, to pay and discharge the entire indebtedness on all debt securities not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of securities which have become due and payable) or to the stated maturity or redemption date. We may discharge certain obligations when we have paid or caused to be paid all other sums payable hereunder by us with respect to the securities and when we have delivered to the trustee an opinion of counsel to effect that, based on federal income tax laws then in effect, the holders of the securities of such series will not recognize additional income, gain or loss on the debt securities for federal income tax purposes as a result of our exercise of its option and such funds shall be subject to federal income tax in the same amounts and at the same times as would have been the case if such option had not been exercised.
Modification and Waiver
          Modification and amendments of the Indentures may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of a particular series affected thereby:
•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security of such series,

•	reduce the principal amount thereof or any premium payable upon the redemption thereof or the rate of interest thereon, or reduce the amount of principal of an OID Security that would be due and payable upon a declaration of acceleration of the maturity,

•	change any place of payment where, or the coin or currency in which, any debt security (or premium, if any, thereon) or the interest thereon is payable,

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, debt securities of any series,

•	reduce the percentage in principal amount of an outstanding series of debt securities, the consent of whose holders is required in order to take certain actions,

•	modify any of the provisions in the Indentures regarding the waiver of past defaults and the waiver of certain covenants by the holders of a particular series of debt securities except to increase any percentage vote required or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the holder of each debt security of such series affected thereby,

•	change the conversion provisions of any convertible debt security,

•	change the the subordination provisions, or

•	modify any of the above provisions.
          The holders of not less than a majority in principal amount of the debt securities affected thereby, on behalf of all of the holders of the debt securities, are permitted to waive any past default under the Indenture with respect to the debt securities, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any debt security or a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each debt security affected. Any such consent or waiver by the registered holder of a security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of such security and of any security issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon such debt security.
Payment and Paying Agents
          The Indenture provides that payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
          Holders must surrender debt securities to a paying agent to collect principal payments. We will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the securities represented by a global security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the depository, which shall be The Depository Trust Company, its nominees and their respective successors.
          The Indentures provide that initially, U.S. Bank Trust National Association, a national banking association, will act as paying agent and registrar. We may appoint and change any paying agent, registrar or co registrar without notice. We or any of our domestically incorporated wholly owned subsidiaries may act as paying agent, registrar or co registrar.
          We will maintain an office or agency in the City of New York where debt securities may be presented for registration of transfer or for exchange and an office or agency in the City of New York where debt securities may be presented for payment. The registrar shall keep a register of the debt securities and of their transfer and exchange. We may have one or more co registrars and one or more additional paying agents.
          If money for the payment of principal or interest remains unclaimed for two years, the trustee or paying agent shall pay the money back to us at our written request unless an abandoned property law designates another person. After any such payment, holders entitled to the money must look only to us and not to the trustee for payment.
Denominations, Registrations and Transfer
          Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
          A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion, that the global security shall be exchangeable.
          If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Governing Law
          The Indentures are and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, but without giving effect to applicable principles of conflicts of law.
Regarding the Trustee
          The Indenture trustee is U.S. Bank Trust National Association. The trustee in its individual or any other capacity may become the owner or pledgee of debt securities and may otherwise deal with us or our affiliates with the same rights it would have if it were not trustee.

DESCRIPTION OF CAPITAL STOCK
General
          The following summary of our common stock and preferred stock is not meant to be a complete description. For more information, you also should refer to our Restated Articles of Incorporation (the “Articles of Incorporation”), our Bylaws (the “Bylaws”) and the Virginia Stock Corporation Act (the “Virginia Act”). Under the Articles of Incorporation, our authorized capital stock consists of 1,350,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. The specific terms we describe in a prospectus supplement may differ from the terms we describe below.
Common Stock
          As of March 6, 2009, Norfolk Southern had 387,566,551 shares of common stock issued and outstanding, 20,565,071 of which were held by our wholly owned subsidiaries. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock (of which there currently is none), the persons who hold 50% or more of the outstanding common stock entitled to elect members of the board of directors (the “Board”) can elect all of the directors who are up for election in a particular year. Our board of directors is divided into three classes. The directors in each class serve for a three year term and each class, provided its members are duly elected, contains as nearly as possible an equal number of directors.
          If the Board declares a dividend, common stockholders will receive payments from the funds of Norfolk Southern that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is issued. If Norfolk Southern is dissolved, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay (i) our liabilities and (ii) any amounts we may owe to the persons who hold our preferred stock, if any is issued. Common stockholders do not have preemptive rights, and they have no right to convert their common stock into any other securities. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.
          The transfer agent and registrar for our common stock is Mellon Investor Services LLC.
Preferred Stock
          No shares of preferred stock are issued or outstanding. However, 600,000 shares of preferred stock designated as “Series A Junior Participating Preferred Stock” are authorized by our Articles of Incorporation, which further authorize the Board to issue preferred stock in one or more series and to determine the liquidation preferences, voting rights, dividend rights, conversion rights and redemption rights of each such series. The ability of the Board to issue and set the terms of preferred stock could make it more difficult for a third person to acquire control of Norfolk Southern. The Board has the authority to fix the following terms of any series of preferred stock, each of which will be set forth in the related prospectus supplement:
•	the designation of the series;

•	the number of shares offered;

•	the initial offering price;

•	the dividend rate, the dividend periods, the dates payable and whether dividends will be cumulative or noncumulative;

•	the voting rights;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	whether the shares will be listed on a securities exchange;

•	the liquidation preference, and other rights that arise upon the liquidation, dissolution or winding-up of Norfolk Southern; and

•	any other rights, preferences and limitations that pertain to the series.
          Norfolk Southern will designate the transfer agent and registrar for each series of preferred stock in a prospectus supplement.
Certain Provisions of the Virginia Stock Corporation Act
          The Virginia Act contains certain anti-takeover provisions regarding, among other things, affiliated transactions and control share acquisitions. In general, the Virginia Act’s affiliated transactions provisions prevent a Virginia corporation from engaging in an “affiliated transaction” (as defined in the Virginia Act) with an “interested shareholder” (generally defined as a person owning more than 10% of any class of voting securities of the corporation) unless approved by a majority of the “disinterested directors” (as defined in the Virginia Act) and the holders of at least two thirds of the outstanding voting stock not owned by the interested shareholder, subject to certain exceptions.
          Under the control share acquisitions provisions of the Virginia Act, shares acquired in a “control share acquisition,” generally defined as transactions that increase the voting strength of the person acquiring such shares above certain thresholds in elections of directors generally, have no voting rights unless they are granted by a majority of the outstanding voting stock not owned by such acquiring person or by an employee-director of Norfolk Southern. If such voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders, other than the acquiring person, are entitled to receive “fair value” (as defined in the Virginia Act) for their shares. If such voting rights are not granted, the corporation may, if authorized by its articles of incorporation or bylaws, purchase the acquiring person’s shares at their cost to the acquiring person. A Virginia corporation has the right to “opt out” of the control share acquisition statute, and effective January 27, 2009, the Board amended our bylaws to “opt out” of the statute.

DESCRIPTION OF WARRANTS
          This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
          We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.
          The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•	the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.
          After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
          Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
          The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEPOSITARY SHARES
          Norfolk Southern may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, Norfolk Southern will issue receipts for these “depositary shares,” each of which will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including any dividend, voting, redemption, conversion and liquidation rights. Norfolk Southern will enter into an agreement (the “Deposit Agreement”) with a depositary, which will be named in the related prospectus supplement, and with the holders of the “depositary receipts” that represent the depositary shares.
          The following summary of the depositary shares is not meant to be complete. For more information, you should refer to the Deposit Agreement, to the depositary receipts and the certificate of designation of the series of preferred stock that underlies that series of depositary shares and to the related prospectus supplement. A form of Deposit Agreement, depositary receipt and certificate of designation will be filed as exhibits to, or incorporated by reference into, the registration statement before we issue depositary receipts.
General
          In order to issue depositary shares, Norfolk Southern will issue preferred stock, and immediately deposit these shares with the depositary. The depositary then will issue and deliver depositary receipts to the persons who purchase depositary shares. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each may evidence any number of whole depositary shares.
Dividends and Other Distributions
          The depositary will distribute all cash and non-cash distributions it receives, with respect to the underlying preferred stock, to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that the distribution cannot be made proportionately or that it may not be feasible to make the distribution. If so, the depositary will, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale (public or private) of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. Norfolk Southern or the depositary may reduce the amount it distributes in order to pay taxes or other governmental charges.
Redemption of Depositary Shares
          If Norfolk Southern redeems the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that Norfolk Southern redeemed. The redemption price per depositary share will be in proportion to the redemption price per share that Norfolk Southern paid for the underlying preferred stock. If Norfolk Southern redeems less than all the depositary shares, the depositary will select by lot, or by some substantially equivalent method, which depositary shares to redeem.
          After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except the right to receive money or other property they are entitled to receive upon the redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary. If Norfolk Southern deposits funds with the depositary to redeem depositary shares, and the holders fail to redeem their receipts, the money will be returned to Norfolk Southern within two years from the date the funds are deposited.

Voting the Preferred Stock
          When Norfolk Southern notifies the depositary about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the related preferred stock) will be entitled to instruct the depositary how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will try to vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. Norfolk Southern will take all reasonable action necessary to provide the depositary with sufficient notice of any meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.
Withdrawal of Preferred Stock
          When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by their depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.
Amendment and Termination of the Deposit Agreement
          Norfolk Southern and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the Deposit Agreement. However, if an amendment has a material adverse affect on the rights of the holders of related depositary shares, it must first be approved by the holders of at least a majority of these depositary shares then outstanding. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended Deposit Agreement. However, subject to any conditions in the Deposit Agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, and any money or other property represented by the depositary shares, upon surrender the depositary receipts that represent their depositary shares.
          Norfolk Southern can terminate the Deposit Agreement at any time, as long as it provides at least 60 days’ prior written notice to the depositary. If Norfolk Southern terminates the Deposit Agreement, then within 30 days from the date the depositary receives notice, the depositary will deliver whole or fractional shares of the related preferred stock to the holders of depositary shares, when they surrender their depositary receipts. The Deposit Agreement will terminate automatically after all outstanding depositary shares have been redeemed, or, in connection with any liquidation, dissolution or winding up of Norfolk Southern, after the final distribution of Norfolk Southern’s assets has been made to the holders of the related series of preferred stock and, in turn, to the holders of depositary shares.
Charges of Depositary
          Norfolk Southern will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Norfolk Southern also will pay all transfer and other taxes and the government charges that arise solely from the existence of the depositary arrangements. However, holders of depositary shares will have to pay all other transfer and other taxes and government charges, as provided in the Deposit Agreement.

Resignation and Removal of Depositary
          The depositary may resign, at any time, by delivering written notice of its decision to Norfolk Southern. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. Norfolk Southern must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal, and the successor depositary must be a bank or trust corporation that has its principal office in the United States, and has a combined capital and surplus of at least $50,000,000.
Miscellaneous
          Norfolk Southern will be required to furnish certain information to the holders of the preferred stock. The depositary, as the holder of the underlying preferred stock, will forward any reports or information it receives from Norfolk Southern to the holders of depositary shares.
          Neither the depositary nor Norfolk Southern will be liable if its ability to perform its obligations under the Deposit Agreement is prevented or delayed by law or any circumstance beyond its control. Both Norfolk Southern and the depositary will be obligated to use their best judgment and to act in good faith in performing their duties under the Deposit Agreement. Each of Norfolk Southern and the depositary will be liable for gross negligence and willful misconduct in the performance of its duties under the Deposit Agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity. Norfolk Southern and the depositary may rely on the advice of legal counsel (including in-house counsel) or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.
          The depositary’s corporate trust office will be identified in the related prospectus supplement. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if Norfolk Southern redeems shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS
          We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
          The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
          We may sell the securities being offered hereby in one or more of the following ways from time to time:
•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.
          In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
          We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS
          Unless otherwise indicated in the applicable prospectus supplement, certain legal matters may be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and/or William A. Galanko, our Vice President — Law (or other senior general counsel as may be designated by us). If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.
EXPERTS
          The consolidated financial statements and schedule of Norfolk Southern Corporation and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 consolidated financial statements and schedule refers to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, effective December 31, 2006.

$500,000,000
5.90% Senior Notes due 2019

Prospectus Supplement
May 27, 2009

Joint Book-Running Managers

Banc of America Securities LLC	Goldman, Sachs & Co.	Wachovia Securities

Co-Managers

The Williams Capital Group, L.P.	Mitsubishi UFJ Securities	SunTrust Robinson Humphrey